Exhibit 4.2

                          BRAVERMAN INTERNATIONAL, P.C.
                          Certified Public Accountants
                               1255 McDonald Drive
                               PRESCOTT, AZ 86303
                                CELL 602-881-3870
                      PHONE 928-771-1122, FAX 928-777-8378
                                hiluv007@aol.com
April 23, 2005

Arshad Shah, President
Wireless Billboards Technology, Corp.
Vancouver BC Canada

Dear Arshad:

This is to confirm that the client-auditor relationship between Wireless BillboardsTechnology, Inc. (Commission File Number 0-32313) and Braverman International, P.C., has been reinstated effective this date.

Sincerely,

Ivan Braverman, President
Braverman International, P.C.

CC: Office of the Chief Accountant
       SECPS Letter File
       Securities and Exchange Commission
       Mail Stop 9-5
       450 Fifth Street, N.W.
       Washington, D.C. 20549
       Fax no. 202-942-9656